UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15723		05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

313 Iron Horse Way,	Providence,	RI	02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02    Results of Operations and Financial Condition.

On September 28, 2020, United Natural Foods, Inc., a Delaware corporation (the “Company”), issued a press release to report its financial results for the fourth quarter and fiscal year ended August 1, 2020. The press release is furnished as Exhibit 99.1 hereto. The Company will also make available an investor presentation on the Investors section of the Company's website.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On September 23, 2020, Steven L. Spinner informed the Board of his intention to retire as Chief Executive Officer after the conclusion of the term of his employment agreement on July 31, 2021, or earlier upon the appointment of a successor. It is expected that Mr. Spinner will continue to serve as Executive Chairman of UNFI following his retirement as CEO.

(c)    Chief Accounting Officer and Controller. The Board of Directors of the Company has appointed R. Eric Esper to the role of Chief Accounting Officer and Controller, to be effective November 22, 2020. As previously announced, the Company’s current Chief Accounting Officer and Controller, David Johnson, intends to leave the Company on or prior to December 31, 2020, and he will step down from his position as Chief Accounting Officer and Controller when Mr. Esper assumes the position. It is expected that Mr. Johnson will stay with the Company in an advisory role for a brief period after Mr. Esper joins the Company.

Mr. Esper served as Executive Vice President of Finance, Chief Financial Officer of The Hertz Corporation from August 2020 to October 2020.  He was previously Senior Vice President and Chief Accounting Officer from November 2018 to August 2020. He joined Hertz in March 2018 as Vice President, Corporate Controller.  Prior to this, Mr. Esper worked for Norwegian Cruise Line Holdings Ltd. in a variety of leadership positions, most recently as Vice President, Brand Finance and Strategy, and previously as Vice President and Controller.  Before joining Norwegian, Mr. Esper worked for PricewaterhouseCoopers where he managed audits for public companies within the transportation, logistics and hospitality industries.  He is a Certified Public Accountant with bachelor's and master's degrees in accounting from the University of Michigan.

In connection with Mr. Esper’s appointment as the Company’s Chief Financial Officer and Controller, Mr. Esper will receive an annual base salary of $400,000 and a one-time sign-on bonus of $150,000. In addition, he will be eligible to participate in the Company’s Annual Incentive Plan with a cash incentive bonus targeted at 35% of his base salary, based on achievement of certain fiscal year goals and objectives beginning with the 2021 fiscal year. He will receive a restricted stock unit representing shares valued at $675,000 on the grant date, vesting ratably over a three-year period commencing on the first anniversary of the date of grant. The restricted stock unit is structured as an inducement grant, but will be governed by the terms of the Company’s 2020 Equity Incentive Plan as if it were granted under that plan. Mr. Esper will not be eligible to receive a regular annual equity award for the Company’s current fiscal year 2021.
There are no transactions involving the Company and Mr. Esper that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

A copy of the press release announcing the Mr. Spinner’s retirement as described above in Item 5.02 issued by the Company on September 28, 2020 is being furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K. Exhibit 99.2 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Earnings Release of United Natural Foods, Inc. dated September 28, 2020
99.2	Press Release of United Natural Foods, Inc. dated September 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ John W. Howard
Name:	John W. Howard
Title:	Chief Financial Officer

Date:    September 28, 2020